August 7, 2020

PRESS RELEASE

Century Casinos, Inc. Announces Second Quarter 2020 Results

Colorado Springs, Colorado – August 7, 2020 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three and six months ended June 30, 2020.

Second Quarter 2020 Highlights*

•	Net operating revenue was $36.1 million, compared to $52.4 million for the three months ended June 30, 2019, a decrease of (31%).
•	Losses from operations were ($2.1) million, compared to earnings of $2.6 million for the three months ended June 30, 2019, a decrease of (181%).
•	Net loss attributable to Century Casinos, Inc. shareholders was ($12.6) million, compared to ($0.6) million for the three months ended June 30, 2019, a decrease of (2131%).
•	Adjusted EBITDA** was ($1.8) million, compared to $6.7 million for the three months ended June 30, 2019, a decrease of (126%).
•	Loss per share was ($0.43).
•	Book value per share*** at June 30, 2020 was $3.31.

The coronavirus (COVID-19) pandemic discussed below significantly impacted the Company’s second quarter 2020 results of operations, which included an additional $1.2 million impairment of goodwill and casino licenses as discussed below. The Company’s second quarter 2020 net operating revenue and Adjusted EBITDA also were significantly impacted by the acquisition of Mountaineer Casino, Racetrack & Resort, Century Casino Cape Girardeau and Century Casino Caruthersville (the “Acquired Casinos”) in December 2019.

COVID-19 Update

In late 2019, an outbreak of COVID-19 was identified in China and has since spread throughout much of the world. Between March 13, 2020 and March 17, 2020, the Company closed all of its casinos, hotels and other facilities to comply with quarantines issued by governments to contain the spread of COVID-19. The Company’s Polish locations reopened on May 18, 2020 and its North American operations reopened between June 1, 2020 and June 17, 2020.

The COVID-19 pandemic has had an adverse effect on the Company’s first and second quarter 2020 results of operations and financial condition, and the Company expects this situation will continue to have an adverse impact on its results for the remainder of 2020. The duration and ultimate impact of the COVID-19 pandemic otherwise remains uncertain. The trends below are not the only items that could impact the Company’s future performance, and the views of management are based on currently available information.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

During the temporary closures of its casinos, hotels and other facilities, the Company took actions to reduce operating costs, including furloughing most of its personnel,  implementing reduced work weeks for other personnel and temporarily reducing salaries to senior management on a voluntary basis. During the closures, the Company continued to pay benefits to its United States and Canadian employees, including part time employees. In Poland, all employees were paid reduced salaries based on local employment laws. The Company continues to operate with reduced spending on most advertising and marketing costs as well as implementing cost saving initiatives intended to eliminate approximately $13.7 million of non-labor operating costs in 2020. The Company intends to defer or eliminate approximately $2.2 million of discretionary capital projects for the remainder of 2020 in order to proactively address its capital spending for 2020. Additionally, the Company negotiated arrangements with some of its contractual counterparties, such as vendors and lessors, to modify the timing of certain contractual payments.

During the first and second quarters of 2020, the Company concluded that the COVID-19 pandemic and associated closure of its casinos were triggering events that could indicate possible impairment of its goodwill and indefinite-lived intangible assets. The Company performed a quantitative and qualitative impairment analysis and determined that goodwill and casino licenses related to certain reporting units were impaired. As a result, the Company recorded $1.2 million and $35.1 million to impairment – goodwill and intangible assets on its condensed consolidated statement of (loss) earnings for the three and six months ended June 30, 2020, respectively.

As of June 30, 2020, the Company had $51.6 million in cash on hand, compared to $63.7 million at March 31, 2020 and $54.8 million at December 31, 2019.

Second Quarter 2020 Results

The consolidated results for the three and six months ended June 30, 2020 and 2019 are as follows:

	For the three months			For the six months
Amounts in thousands, except per share data	ended June 30,			ended June 30,
Consolidated Results:	2020	2019	% Change	2020	2019	% Change
Net Operating Revenue	$36,103	$52,445	(31%)	$123,760	$98,057	26%
(Loss) Earnings from Operations	(2,114)	2,598	(181%)	(33,887)	6,044	(661%)
Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders	$(12,607)	$(565)	(2131%)	$(58,463)	$503	(11723%)

Adjusted EBITDA**	$(1,762)	$6,709	(126%)	$7,822	$13,412	(42%)

(Loss) Earnings Per Share Attributable to Century Casinos, Inc. Shareholders:
Basic and Diluted	$(0.43)	$(0.02)	(2050%)	$(1.98)	$0.02	(10000%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

2/13

The consolidated results for the month of June 2020 and 2019 are as follows:

	For the month ended
Amounts in thousands	June 30,
Consolidated Results	2020	2019	% Change
Net Operating Revenue	$32,524	$17,828	82%
Earnings (Loss) from Operations	7,081	(7)	101257%
Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders	$2,664	$(1,858)	243%

Adjusted EBITDA*	$10,806	$2,274	375%

Preliminary estimated July 2020 net operating revenue is $30.3 million and Adjusted EBITDA is $7.4 million compared to July 2019 net operating revenue of $18.1 million and Adjusted EBITDA of $2.8 million.

“We are excited by the enthusiasm our customers have shown in visiting our reopened casinos. We are pleased that our operations have been able to achieve cash positive positions so soon after reopening,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked.  “We continue to take social distancing and our customers’ health very seriously, and we continue to explore new ways to further improve customer safety. We would like to thank our customers,  employees, communities and authorities for their cooperation and support both during and after our temporary closures,” Haitzmann and Hoetzinger concluded.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

3/13

Reportable Segment  Results*

The table below shows the Company’s reporting units and operating segments that are included in each of the Company’s reportable segments as of June 30, 2020:

Reportable Segment	Operating Segment	Reporting Unit
United States	Colorado	Century Casino & Hotel - Central City
Century Casino & Hotel - Cripple Creek
	West Virginia	Mountaineer Casino, Racetrack & Resort
	Missouri	Century Casino Cape Girardeau
Century Casino Caruthersville
Canada	Edmonton	Century Casino & Hotel - Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
	Calgary	Century Casino Calgary
Century Downs Racetrack and Casino
Century Bets! Inc.
Poland	Poland	Casinos Poland
Corporate and Other	Corporate and Other	Cruise Ships & Other
Corporate Other

The Company’s net operating revenue decreased by ($16.3) million, or (31%), and increased by $25.7 million, or 26%, for the three and six months ended June 30, 2020,  compared to the three and six months ended June 30, 2019.  Following is a summary of the changes in net operating revenue by reportable segment for the three and six months ended June 30, 2020,  compared to the three and six months ended June 30, 2019:

	Net Operating Revenue
	For the three months				For the six months
	ended June 30,				ended June 30,
Amounts in thousands	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
United States	$23,832	$8,809	$15,023	171%	$77,262	$16,874	$60,388	358%
Canada	4,719	21,988	(17,269)	(79%)	20,902	38,289	(17,387)	(45%)
Poland	7,390	20,107	(12,717)	(63%)	24,453	39,859	(15,406)	(39%)
Corporate and Other	162	1,541	(1,379)	(90%)	1,143	3,035	(1,892)	(62%)
Consolidated	$36,103	$52,445	$(16,342)	(31%)	$123,760	$98,057	$25,703	26%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

4/13

The Company’s earnings from operations decreased by ($4.7) million, or (181%), and by ($39.9) million, or (661%), for the three and six months ended June 30, 2020,  compared to the three and six months ended June 30, 2019.   Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three and six months ended June 30, 2020,  compared to the three and six months ended June 30, 2019:

	(Loss) Earnings from Operations
	For the three months				For the six months
	ended June 30,				ended June 30,
Amounts in thousands	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
United States	$(3,317)	$1,642	$(4,959)	(302%)	$(28,401)	$2,979	$(31,380)	(1053%)
Canada	(1,229)	4,883	(6,112)	(125%)	(2,917)	8,583	(11,500)	(134%)
Poland	(2,201)	1,021	(3,222)	(316%)	(1,910)	2,695	(4,605)	(171%)
Corporate and Other	4,633	(4,948)	9,581	194%	(659)	(8,213)	7,554	92%
Consolidated	$(2,114)	$2,598	$(4,712)	(181%)	$(33,887)	$6,044	$(39,931)	(661%)

Net earnings attributable to Century Casinos, Inc. shareholders decreased by ($12.0) million, or (2131%), and by ($59.0) million, or (11723%), for the three and six months ended June 30, 2020,  compared to the three and six months ended June 30, 2019.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three and six months ended June 30, 2020,  compared to the three and six months ended June 30, 2019:

	Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the six months
	ended June 30,				ended June 30,
Amounts in thousands	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
United States	$(10,271)	$1,236	$(11,507)	(931%)	$(43,659)	$2,215	$(45,874)	(2071%)
Canada	(1,781)	2,536	(4,317)	(170%)	(5,987)	4,085	(10,072)	(247%)
Poland	(1,246)	425	(1,671)	(393%)	(1,218)	1,339	(2,557)	(191%)
Corporate and Other	691	(4,762)	5,453	115%	(7,599)	(7,136)	(463)	(7%)
Consolidated	$(12,607)	$(565)	$(12,042)	(2131%)	$(58,463)	$503	$(58,966)	(11723%)

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

5/13

The Company’s Adjusted EBITDA** decreased by ($8.5) million, or (126%), and by ($5.6) million, or (42%), for the three and six months ended June 30, 2020 compared to the three and six months ended June 30, 2019.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three and six months ended June 30, 2020 compared to the three and six months ended June 30, 2019:

	Adjusted EBITDA**
	For the three months				For the six months
	ended June 30,				ended June 30,
Amounts in thousands	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
United States	$2,086	$2,170	$(84)	(4%)	$10,850	$4,082	$6,768	166%
Canada	(1)	5,944	(5,945)	(100%)	3,025	10,974	(7,949)	(72%)
Poland	(1,466)	1,985	(3,451)	(174%)	(407)	4,435	(4,842)	(109%)
Corporate and Other	(2,381)	(3,390)	1,009	30%	(5,646)	(6,079)	433	7%
Consolidated	$(1,762)	$6,709	$(8,471)	(126%)	$7,822	$13,412	$(5,590)	(42%)

Balance Sheet and Liquidity

As of June 30, 2020, the Company had $51.6 million in cash and cash equivalents and  $194.2 million in outstanding debt on its balance sheet compared to $54.8 million in cash and cash equivalents and $179.0 million in outstanding debt at December 31, 2019.  The outstanding debt as of June 30, 2020 included $179.1 million related to the Company’s credit agreement with Macquarie Capital (“Macquarie”),  $1.6 million of bank debt related to Casinos Poland, $9.0 million of bank debt related to Century Resorts Management GmbH (“CRM”), and $14.3 million related to a long-term land lease for Century Downs Racetrack and Casino (“CDR”), net of $9.8 million in deferred financing costs. The Company also has a $277.1 million long-term financing obligation under its triple net master lease for the three Acquired Casino properties (“Master Lease”), which has an initial annual rent of approximately $25.0 million.

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended June 30, 2020 on its website at www.cnty.com/investor/financials/sec-filings/. The Company will also post a presentation of the second quarter results on its website at www.cnty.com/investor/presentations/.

The Company will host its second quarter 2020 earnings conference call today,  Friday,  August 7, at 8:00 am MDT. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until August 31, 2020 at www.cnty.com/investor/financials/sec-filings/.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

6/13

(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of (Loss) Earnings

	For the three months		For the six months
	ended June 30,		ended June 30,
Amounts in thousands, except for per share information	2020	2019	2020	2019
Operating revenue:
Net operating revenue	$36,103	$52,445	$123,760	$98,057
Operating costs and expenses:
Total operating costs and expenses	38,217	49,861	157,647	92,012
Earnings (loss) from equity investment	—	14	0	(1)
(Loss) earnings from operations	(2,114)	2,598	(33,887)	6,044
Non-operating income (expense), net	(10,501)	(870)	(21,865)	(1,877)
(Loss) earnings before income taxes	(12,615)	1,728	(55,752)	4,167
Income tax provision	(582)	(1,370)	(3,106)	(2,086)
Net (loss) earnings	(13,197)	358	(58,858)	2,081
Net loss (earnings) attributable to non-controlling interests	590	(923)	395	(1,578)
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(12,607)	$(565)	$(58,463)	$503

(Loss) earnings per share attributable to Century Casinos, Inc. shareholders:
Basic	$(0.43)	$(0.02)	$(1.98)	$0.02
Diluted	$(0.43)	$(0.02)	$(1.98)	$0.02

Weighted average common shares
Basic	29,576	29,440	29,541	29,440
Diluted	29,576	29,440	29,541	30,114

Condensed Consolidated Balance Sheets
	June 30,	December 31,
Amounts in thousands	2020	2019
Assets
Current assets	$72,501	$79,366
Property and equipment, net	491,904	503,933
Other assets	101,012	143,601
Total assets	$665,417	$726,900

Liabilities and Equity
Current liabilities	$69,910	$56,570
Non-current liabilities	489,911	498,255
Century Casinos, Inc. shareholders' equity	97,882	163,306
Non-controlling interests	7,714	8,769
Total liabilities and equity	$665,417	$726,900

7/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Constant Currency* Results (unaudited)

	For the three months			For the six months
	ended June 30,			ended June 30,
Amounts in thousands	2020	2019	% Change	2020	2019	% Change
Net operating revenue as reported (US GAAP)	$36,103	$52,445	(31%)	$123,760	$98,057	26%
Foreign currency impact vs. 2019	474			989
Net operating revenue constant currency (non-US GAAP)*	$36,577	$52,445	(30%)	$124,749	$98,057	27%

(Loss) earnings from operations (US GAAP)	$(2,114)	$2,598	(181%)	$(33,887)	$6,044	(661%)
Foreign currency impact vs. 2019	540			446
(Loss) earnings from operations constant currency (non-US GAAP)*	$(1,574)	$2,598	(161%)	$(33,441)	$6,044	(653%)

Net (loss) earnings attributable to Century Casinos, Inc. shareholders as reported (US GAAP)	$(12,607)	$(565)	(2131%)	$(58,463)	$503	(11723%)
Foreign currency impact vs. 2019	413			159
Net (loss) earnings attributable to Century Casinos, Inc. shareholders constant currency (non-US GAAP)*	$(12,194)	$(565)	(2058%)	$(58,304)	$503	(11691%)

Gains and losses on foreign currency transactions are added back to net earnings in the Company’s Adjusted EBITDA** calculations. As such, there is no foreign currency impact to Adjusted EBITDA** when calculating Constant Currency* results.

Adjusted EBITDA Margins *** (unaudited)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2020	2019	2020	2019
United States	9%	25%	14%	24%
Canada	0%	27%	15%	29%
Poland	(20%)	10%	(2%)	11%
Corporate and Other	(1470%)	(220%)	(494%)	(200%)
Consolidated Adjusted EBITDA Margin	(5%)	13%	6%	14%

8/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA** to Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended June 30, 2020
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(10,271)	$(1,781)	$(1,246)	$691	$(12,607)
Interest expense (income), net (1)	6,954	435	(14)	3,204	10,579
Income (benefit) taxes	—	(44)	(292)	918	582
Depreciation and amortization	4,246	1,289	735	135	6,405
Net earnings (loss) attributable to non-controlling interests	—	34	(624)	—	(590)
Non-cash stock-based compensation	—	—	—	249	249
Loss (gain) on foreign currency transactions, cost recovery income and other	1,157	135	(25)	(7,631)	(6,364)
(Gain) on disposition of fixed assets	—	(69)	—	—	(69)
Acquisition costs	—	—	—	53	53
Adjusted EBITDA	$2,086	$(1)	$(1,466)	$(2,381)	$(1,762)

(1)

Expense of $7.0 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $0.4 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $4.2 million and $0.4 million, respectively, for the period presented.

	For the three months ended June 30, 2019
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$1,236	$2,536	$425	$(4,762)	$(565)
Interest expense (income), net (1)	—	1,320	45	28	1,393
Income taxes (benefit)	406	778	416	(230)	1,370
Depreciation and amortization	527	1,059	716	141	2,443
Net earnings attributable to non-controlling interests	—	681	213	29	923
Non-cash stock-based compensation	—	—	—	359	359
(Gain) loss on foreign currency transactions and cost recovery income	—	(432)	(78)	5	(505)
Loss on disposition of fixed assets	1	2	248	272	523
Acquisition costs	—	—	—	768	768
Adjusted EBITDA	$2,170	$5,944	$1,985	$(3,390)	$6,709

(1)

Expense of $0.6 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the CDR land lease were $0.5 million for the period presented.

9/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA** to Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the six months ended June 30, 2020
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net loss attributable to Century Casinos, Inc. shareholders	$(43,659)	$(5,987)	$(1,218)	$(7,599)	$(58,463)
Interest expense (income), net (1)	14,235	979	17	6,713	21,944
Income taxes (benefit)	1,023	1,813	(247)	517	3,106
Depreciation and amortization	8,505	2,628	1,501	265	12,899
Net earnings (loss) attributable to non-controlling interests	—	214	(609)	—	(395)
Non-cash stock-based compensation	—	—	—	236	236
Loss (gain) on foreign currency transactions, cost recovery income and other	30,746	3,447	147	(6,046)	28,294
(Gain) loss on disposition of fixed assets	—	(69)	2	2	(65)
Acquisition costs	—	—	—	266	266
Adjusted EBITDA	$10,850	$3,025	$(407)	$(5,646)	$7,822

(1)

Expense of $14.2 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $0.9 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $10.4 million and $0.9 million, respectively, for the period presented.

10/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the six months ended June 30, 2019
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$2,215	$4,085	$1,339	$(7,136)	$503
Interest expense (income), net (1)	—	2,511	91	45	2,647
Income taxes (benefit)	764	1,542	876	(1,096)	2,086
Depreciation and amortization	1,086	1,856	1,487	439	4,868
Net earnings (loss) attributable to non-controlling interests	—	921	669	(12)	1,578
Non-cash stock-based compensation	—	—	—	620	620
Gain on foreign currency transactions and cost recovery income	—	(476)	(280)	(7)	(763)
Loss (gain) on disposition of fixed assets	17	(3)	253	300	567
Acquisition costs	—	—	—	768	768
Pre-opening expenses	—	538	—	—	538
Adjusted EBITDA	$4,082	$10,974	$4,435	$(6,079)	$13,412

(1)

Expense of $1.1 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the CDR land lease were $1.0 million for the period presented.

11/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s net operating revenue,  earnings from operations and net earnings (loss) attributable to Century Casinos, Inc. shareholders. Constant currency results are calculated by dividing the current quarter or year to date local currency segment results, excluding the local currency impact of foreign currency gains and losses, by the prior year’s average exchange rate for the quarter or year to date and comparing them to actual U.S. dollar results for the prior quarter or year to date. The average exchange rates for the current quarter and the prior year second quarter are reported in Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Constant currency information is not a measure of financial performance under generally accepted accounting principles in the United States of America (US GAAP) and should not be considered a substitute for net operating revenue, earnings from operations or net earnings (loss) attributable to Century Casinos, Inc. shareholders as determined in accordance with US GAAP.

**    The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation and amortization, non-controlling interests net earnings (loss) and transactions, pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. Expense related to the Master Lease and CDR land lease is included in the interest expense (income), net line item. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under US GAAP. Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above-mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-US GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino in Cape Girardeau and Caruthersville, Missouri, in Calgary and St. Albert, Alberta, Canada; Mountaineer Casino, Racetrack & Resort in New Cumberland, West Virginia; the Century Mile Racetrack and Casino (“CMR”) in Edmonton, Alberta, Canada; and Century Bets! Inc. (“CBS”). CBS and CMR operate the pari-mutuel off-track horse betting networks in southern and northern Alberta, respectively. Through its Austrian subsidiary, CRM, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of eight casinos throughout Poland; and a 75% ownership interest in Century Downs Racetrack and Casino in Calgary, Alberta, Canada. The Company operates one ship-based casino. The Company, through CRM, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, including the impact of the acquisition of the Acquired Casinos on the Company’s results, the impact of the current coronavirus (COVID-19) pandemic, the adequacy of cash flows from operations and available cash to meet our future liquidity needs, particularly if we cannot operate our casinos due to COVID-19 or their operations are restricted, operating efficiencies, synergies and operational performance, the integration of the Acquired Casinos into our business, the prospects for and timing and costs of new projects, projects in development and other opportunities, our credit agreement with Macquarie and obligations under our Master Lease and our ability to repay our debt and other obligations, investments in joint ventures, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2019, in Item 8.01 of our Form 8-K filed with the SEC on May 8, 2020, and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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